Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

KAR Board of Directors Approves IAA Salvage Auction Business Spin-Off

Record Date – June 18, 2019
Distribution Date – June 28, 2019
IAA expects to begin “regular-way” trading on the NYSE on June 28, 2019, under the ticker IAA

CARMEL, Ind. – June 5, 2019 – KAR Auction Services Inc. (NYSE: KAR) announced today that its board of directors (the “Board”) formally approved the separation of its salvage auction business from KAR through a distribution of all of the outstanding shares of common stock of its wholly-owned subsidiary, IAA Spinco Inc. (to be renamed IAA, Inc.) (“IAA”), to KAR stockholders on a pro rata basis. In connection with the approval, the Board has set the distribution ratio, record date and distribution date for the spin-off. As a result, the following will occur:

•
The distribution is expected to be made at 12:01 a.m. Eastern Daylight Time (“EDT”) on June 28, 2019, to KAR stockholders of record as of 5:00 p.m. EDT on June 18, 2019, the record date for the distribution.

•	On the distribution date, KAR stockholders will receive one share of IAA common stock for every one share of KAR common stock held as of the record date.

•	Following the distribution, IAA will be an independent, publicly traded company on the New York Stock Exchange (“NYSE”), and KAR will retain no ownership interest in IAA.

“It is with great pleasure that we announce this important step toward completing the separation of IAA from KAR Auction Services and launch the future of two companies,” said Jim Hallett, chairman and chief executive officer of KAR. “Following the separation, KAR will concentrate its focus on its whole car auction marketplaces and technology solutions serving OEMs, captive financing companies, vehicle lending institutions, fleets, and franchise and independent car dealers.”

John Kett, IAA’s chief executive officer, added, “I am very proud of our team as we reach this important milestone, which brings us one step closer to a successful launch of IAA as a standalone public company. As part of KAR, we have been a leading provider of auction solutions for total loss, damaged and low-value vehicles, and we look forward to building upon that legacy.”

IAA Common Stock Distribution

As stated above, the Board approved a distribution of 100% of the outstanding shares of common stock of IAA to KAR’s stockholders on a pro rata basis to be made on June 28, 2019 (the “distribution date”) to KAR stockholders of record as of 5:00 p.m. EDT on June 18, 2019 (the “record date”). The distribution will be effective at 12:01 a.m. EDT on the distribution date. Each KAR stockholder of record will receive one share of IAA common stock for every one share of KAR common stock held by such stockholder as of the record date. No fractional shares of IAA’s common stock will be distributed. Fractional shares of IAA’s common stock will be aggregated and sold in the public market, and the aggregate net cash proceeds of these sales will be distributed pro rata to KAR stockholders who would otherwise have been entitled to receive fractional shares of IAA’s common stock.

Trading of KAR and IAA Shares

Shares of KAR common stock will continue to trade “regular-way” on the NYSE under the symbol “KAR” through and after the June 28, 2019, distribution date. Any holder of shares of KAR common stock who sells KAR shares “regular-way” through the close of trading on the day prior to the June 28, 2019 distribution date will also be selling such holder’s right to receive shares of IAA common stock in the distribution. It is anticipated that KAR shares will also trade “ex-distribution” (that is, without the right to receive shares of IAA common stock in the distribution) beginning on or about June 17, 2019, and continuing through the close of trading on the day prior to the distribution date. Investors should consult with their financial advisors if they seek to sell their shares of KAR common stock on or after the record date and on or before the distribution date. Beginning on June 28, 2019, “regular-way” trading in KAR stock will reflect the distribution of IAA.

A “when-issued” public trading market for IAA’s common stock is expected to begin on or about June 17, 2019 on the NYSE and continue through the close of trading on the day prior to the distribution date. Beginning on June 28, 2019, “when-issued” trading will end and IAA will begin “regular-way” trading on the NYSE under the symbol “IAA.”

Information about the Separation

The distribution of IAA’s shares will be made in book-entry form, which means no physical share certificates of IAA will be issued. No action is required by KAR stockholders in order to receive shares of IAA common stock in the distribution and they will not be required to surrender or exchange their KAR shares.

Prior to the distribution date, KAR will mail an information statement to holders of KAR common stock as of the record date. The information statement describes IAA, including the risks of owning IAA common stock and other details regarding the distribution and is an exhibit to IAA’s Registration Statement on Form 10, as amended (the “Form 10”), which IAA has filed with the Securities and Exchange Commission and is available at www.sec.gov.

The completion of the IAA distribution is subject to the satisfaction or waiver of a number of conditions, including the effectiveness of the Form 10 and certain other conditions described in the information statement included in the Form 10 and in the form of separation and distribution agreement, which is filed as an exhibit to the Form 10. KAR and IAA expect all conditions to the IAA distribution to be satisfied on or before the distribution date. The IAA distribution is intended to be tax-free to KAR stockholders for U.S. federal income tax purposes, except for cash received in lieu of fractional shares. KAR stockholders should consult their tax advisors about the particular consequences of the separation and distribution, including the application of the tax basis allocation rules and the application of federal, state, local and non-U.S. tax laws.

About KAR Auction Services

KAR Auction Services, Inc. (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 6 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 130 countries. Headquartered in Carmel, Ind., KAR has more than 18,000 employees across the United States, Canada, Mexico and Europe. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARspeaks.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Such forward-looking statements include the statements regarding the anticipated separation of KAR into two independent companies, the expected distribution date, the listing of shares of IAA’s common stock on the NYSE, the tax-free nature of the separation, the anticipated dates for IAA’s common stock to begin trading on a “when-issued” basis and on a “regular-way” basis and for KAR common stock to begin trading on an “ex-distribution” basis, the expected mailing date for the information statement, future financial and operating performance of each company, benefits and synergies of the separation, strategic and competitive advantages of each company, future opportunities for each company and any other statements regarding events or developments that KAR or IAA believes or anticipates will or may occur in the future. Factors that could cause or contribute to such differences include those matters disclosed in KAR’s Securities and Exchange Commission filings. Both KAR and IAA disclaim any obligation or undertaking to update any forward-looking statements.

Analyst Inquiries:	Media Inquiries:

Mike Eliason	Gene Rodriguez Miller
(317) 249-4559	(317) 343-5243
mike.eliason@karauctionservices.com	gene.rodriguez@karauctionservices.com